UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, the Board of Directors (the “Board”) of Federal-Mogul Holdings Corporation (the “Company”) elected Thomas W. Elward as a director of the Company, effective immediately, for a term ending at the 2014 annual meeting of stockholders. Mr. Elward, an independent director, also has been appointed as a member of the Audit Committee of the Board.

There are no understandings or arrangements between Mr. Elward and any other person pursuant to which Mr. Elward was selected to serve as a director. As compensation for his service on the Board, Mr. Elward is entitled to receive the Company’s standard cash compensation for non-employee directors and Board committee members. Mr. Elward does not have any other relationships requiring disclosure under Item 404(a) of Regulation S-K.

Section 8 – Other Events

Item 8.01. Other Events.

On May 1, 2014, Federal-Mogul Holdings Corporation (the “Company”) announced that it had completed its acquisition (the “Acquisition”) of certain business assets of the aftermarket chassis component business (the “Business”) of Affinia Group Inc. (“Affinia”) pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of January 21, 2014, between Federal-Mogul Chassis LLC, formerly known as VCS Quest Acquisition LLC, (“Buyer”) and Affinia. In connection with the completion of the transaction, on April 29, 2014, Buyer entered into a letter agreement (the “Amendment”) with Affinia amending certain terms and provisions of the Purchase Agreement. The Purchase Agreement was filed as Exhibit 2.1 to the Company’s Report on Form 8-K dated as of January 21, 2014.

The Amendment provides for a $10 million reduction in the $150 million base purchase price payable by Buyer at the closing of the Acquisition (the “Holdback Amount”). Buyer’s payment of the Holdback Amount to Affinia, and the amount of such payment, is conditioned on Affinia’s completion of certain modifications to Affinia’s data systems within specified time frames to protect certain confidential third party information (the “Modifications”) without unduly interfering with Buyer’s access to necessary information.

The Amendment also provides that the Business employees will not be transferred to Buyer until the Modifications are complete but that Affinia will provide the necessary services of the Business employees through a transition service arrangement and will indemnify the Company in connection therewith. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 1, 2014, the Company issued a press release announcing the closing of the Acquisition. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

2.1	Letter Agreement to Asset Purchase Agreement, dated as of January 21, 2014, between Affinia Group Inc. and VCS Quest Acquisition LLC.

99.1	Press release, dated May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation (Registrant)

Date: May 2, 2014

	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Letter Agreement to Asset Purchase Agreement, dated as of January 21, 2014, between Affinia Group Inc. and VCS Quest Acquisition LLC.

99.1	Press release, dated May 1, 2014.